UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2024

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17877 Von Karman Avenue, Suite 100

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

Effective June 17, 2024, the Board of Directors (the “Board”) of Xponential Fitness, Inc. (the “Company”), upon recommendation by the Nominating and Corporate Governance Committee of the Board and the Human Capital Management Committee of the Board, appointed Mr. Mark King, age 64, as Chief Executive Officer of the Company and as a member of the Board. Mr. King has over 40 years of experience scaling iconic global consumer brands and franchisors. Most recently, Mr. King served as CEO of Taco Bell from 2019 to 2023. Prior to Taco Bell, Mr. King was the President of Adidas North America from 2014 to 2018. Before Adidas, Mr. King spent 34 years with TaylorMade, where he rose from a territory sales representative to CEO. Since 2023, Mr. King has served on the Board of Directors for Party City. He holds a Bachelor of Business Administration from the University of Wisconsin-Green Bay. There are no family relationships between Mr. King and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Mr. King has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. King and any other person pursuant to which he was selected as Chief Executive Officer and director.

A copy of the press release announcing Mr. King’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement and Indemnification Agreement with New Chief Executive Officer

The Company entered into an employment agreement with Mr. King in connection with his appointment as Chief Executive Officer (the “King Employment Agreement”), effective June 17, 2024. The term of the King Employment Agreement runs for one year, after which the agreement will continue to renew annually for successive one-year periods, unless either party provides prior written notice of non-renewal.

Pursuant to the King Employment Agreement, Mr. King’s annual base salary is $800,000 and is subject to increase by our Board of Directors based on Mr. King’s performance. Mr. King is eligible to participate in the Company’s annual cash bonus program with an annual cash bonus opportunity of up to 100% of base salary based on the achievement of performance goals established by the Board. For 2024, Mr. King is eligible for a pro-rated bonus if, as of December 31, 2024, the trailing 30-day volume-weighted average closing price of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds $16.00.

In addition, pursuant to the King Employment Agreement and subject to the terms of the Company’s Omnibus Incentive Plan (the “Plan”) and a customary grant agreement (the “Grant Agreement”) entered into by the Company and Mr. King, Mr. King is entitled to receive restricted stock units (“RSUs”) with an initial value of $3.5 million. Fifty percent of such RSUs will vest in four substantially equal installments on each of the 12-, 24-, 30-, and 36-month anniversaries of June 17, 2024, based on and subject to Mr. King’s continued service with the Company, and an incremental one-third tranche of the remaining fifty percent of such RSUs will vest if, during the 36-month period following June 17, 2024, the closing price of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds $16.00, $25.00, and $30.00, respectively, for 20 consecutive trading days.

Pursuant to the King Employment Agreement, if Mr. King’s employment is terminated (i) by us without “cause” (as defined in the King Employment Agreement), (ii) by Mr. King for “good reason” (as defined in the King Employment Agreement), or (iii) as a result of Mr. King’s disability resulting from an injury or death incurred in the course and scope of his employment, and Mr. King executes a release of all claims in substance and form satisfactory to the Company, Mr. King will be entitled to severance payments of 12 months’ continued base salary, payable in periodic installments according to our regular payroll practices. In addition, Mr. King will be entitled to (i) reimbursement for the cost of COBRA coverage for 12 months or until Mr. King becomes eligible for coverage under different health insurance, whichever is earlier, (ii) a prorated bonus based on actual performance for the full calendar year (which, if earned, will be paid when other Company executives are paid annual bonus for the applicable year), and (iii) prorated vesting of each then-outstanding equity award held by Mr. King based on the time elapsed from the commencement of vesting of such award through the date of termination, and, if applicable, actual performance through the date of termination. If the qualifying termination of Mr. King’s employment occurs within 12 months following a Change in Control (as defined in the Plan), then the COBRA benefits described above will be provided for 18 months, and, in lieu of the prorated vesting benefits described above, all unvested time-based vesting equity awards then held by Mr. King will immediately vest, with any performance-vesting awards to vest based on actual performance through the date of termination.

Mr. King has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to, a 12-month post-termination non-solicit of employees, a mutual and perpetual non-disparagement obligation, a perpetual confidentiality obligation, and invention assignment provisions.

Mr. King has also entered into an indemnification agreement with the Company in the form executed with other executives of the Company.

We have included the foregoing summary description of the King Employment Agreement to provide certain information regarding its terms, and such is qualified in its entirety by reference to the full text of the King Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Cessation of Service of Interim Chief Executive Officer

In connection with the appointment of Mr. King as Chief Executive Officer of the Company, Ms. Brenda Morris ceased serving as Interim Chief Executive Officer of the Company, effective June 17, 2024. Ms. Morris will resume her role as chair of the Audit Committee, and a member of the Human Capital Management Committee and Nominating and Corporate Governance Committee of the Board, as well as her position as Lead Independent Director of the Company. On June 17, 2024, the Human Capital Management Committee of the Board approved a special bonus payable to Ms. Morris immediately, in recognition of her past service as Interim Chief Executive Officer of the Company. The special bonus consists of $43,333.33 in cash, and RSUs with a value of $43,333.33 which vest immediately.

Item 9.01 Financial Statements Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated June 17, 2024, between the Company and Mark King.

99.1	Press Release dated June 17, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: June 17, 2024	By:	/s/ John Meloun
	Name	John Meloun
	Title	Chief Financial Officer